SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2009
CAPITAL TRUST, INC.
(Exact Name of Registrant as specified in its charter)

Maryland	1-14788	94-6181186

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)
410 Park Avenue, 14th Floor, New York, NY 10022
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 655-0220
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     In connection with the resignation of John R. Klopp as president and chief executive and as a director of Capital Trust, Inc. (the “Company”) discussed below in Item 5.02(b) of the Current Report on Form 8-K (“Current Report”), the Company entered into a separation and consulting agreement, dated November 19, 2009 (the “Agreement”), with Mr. Klopp. Pursuant to the Agreement, Mr. Klopp resigned from all of his offices with the Company effective December 1, 2009. The Agreement provides for the engagement of Mr. Klopp as a consultant for a one-year period commencing on December 1, 2009 (the “Consulting Period”) and for the payment of a consulting fee, payable monthly in equal installments of $83,333 throughout the Consulting Period. The Agreement also provides for, among other things: (i) the payment of a cash bonus of $600,000 for 2009, subject to lender approval, (ii) continued vesting of restricted stock and performance stock throughout the Consulting Period, (iii) the extension of the right to exercise vested stock options through the end of the Consulting Period, (iv) continuation of group health insurance coverage until the earlier of the eligibility for comparable coverage from a new employer or the expiration of the Consulting Period, and (v) the termination of certain post employment covenants restricting the solicitation of investors and employment or participation in certain competing businesses.
     The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, that will be attached as an exhibit to the Company’s Quarterly Report on Form 10-K for the year ended December 31, 2009 which the Company intends to file in March 2010.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (b) John R. Klopp resigned from the offices of president and chief executive officer and director of the Company effective as of December 1, 2009. Mr. Klopp will serve as a consultant to the Company for a one-year period commencing on December 1, 2009.
     (c) and (d) The board of directors of the Company appointed Stephen D. Plavin to serve as president and chief executive and a director of the Company effective December 1, 2009. Mr. Plavin, age 49, has served as chief operating officer of the Company since 1998, with responsibility for the lending, investing and asset management activities of the Company. Prior to that time, Mr. Plavin was employed for fourteen years with the Chase Manhattan Bank and its securities affiliate, Chase Securities Inc. Mr. Plavin held various positions within the real estate finance unit of Chase, including the management of loan origination and execution, loan syndications, portfolio management, banking services, and real estate owned sales. He served as a managing director responsible for real estate client management of Chase’s major real estate relationships and in 1997 he became co-head of global real estate for Chase. Mr. Plavin serves as a director of Omega Healthcare Investors, Inc., a skilled nursing real estate investment trust and WCI Communities, Inc., a privately held developer of residential communities.
     A copy of the press release relating to Mr. Klopp’s resignation and Mr. Plavin’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits

Exhibit Number	Description

99.1	Press Release dated November 20, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL TRUST, INC.
By:	/s/ Stephen D. Plavin
	Name:	Stephen D. Plavin
	Title:	Chief Operating Officer

Date: November 24, 2009

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated November 20, 2009